Exhibit 10

              MEDAPPS NON EXCLUSIVE VALUE ADDED RESELLER AGREEMENT

This Non Exclusive Value Added Reseller Agreement ("Agreement") is made and entered into as of June 12, 2010 ("Effective Date") by and between MedApps Inc. (MedApps) with offices at 7975 North Hayden Road, Suite A200, Scottsdale, Arizona 85258 and Cytta Corp (herein "Cytta" or "VAR") with offices at 905 Ventura Way, Mill Valley, CA 94941. MedApps and VAR are each a Party to this Agreement.

SCOPE AND PURPOSE

MedApps designs and develops medical Remote Patient Monitoring products and wishes to contract VAR to perform certain VAR responsibilities.

VAR is in the business in conjunction with its Joint Venture partner Medi-Home Individualized Monitoring Systems Corp. (MHIMS) of providing systems integration of medical monitoring systems in the Medical Home through Health Plans, Managed Care Organizations or Medical Groups/IPAs herein the ("End Users")

These VAR  responsibilities  include  activities  such as  contacting  potential customers for sales, rentals, or leases of MedApps products and services, integrating MedApps products and services with approved medical peripherals to create individualized medical monitoring systems for utilization by End Users, connecting customers with MedApps, negotiating pricing and delivery within MedApps guidelines and subject to MedApps approval, sending quotations, obtaining purchase orders from customers and ensuring optimum product implementation and integration at End Users' facilities.

MedApps responsibilities include providing marketing/sales collateral, providing VAR with pricing and delivery guidelines, responding in a timely manner to inquiries, including approving or rejecting customer quotations, delivering quality product in accordance with accepted customer quotations, customer service support and customer and VAR technical product support.

In consideration of the mutual covenants and promises herein contained, it is agreed as follows:

1.  DEFINITIONS.

     1.1 "Customer" shall mean Medi-Home Individualized Monitoring Systems Corp (herein "MHIMS") the joint venture partner of VAR that (i) has accepted any MedApps' product subject to the MedApps Terms and Conditions Agreement and (ii) is not in the primary business of designing, developing, manufacturing, selling or distributing medical data communication products and services

     1.1a "End User" Shall mean the Health Plans, Managed Care Organizations, Medical Groups/IPAs and members or other entitites deemed by the VAR, and purchasing, renting or leasing the MedApps products and services for integration with approved medical peripherals to create individualized medical monitoring systems for the medical home from MHIMS.

     1.2 "Terms and Conditions" shall mean the agreement that governs the ownership and use of the MedApps Products by Customers, currently as set forth in Exhibit A attached hereto, which may be amended by MedApps from time to time. For the avoidance of doubt, the Terms and Conditions apply only to the use of MedApps Products by Customer(s).

     1.3 "MedApps Products" shall mean the products manufactured and distributed by MedApps and any services related thereto as specifically set forth in Exhibit B attached hereto, which may be amended by MedApps from time to time.

     1.4 "Maintenance" shall mean error corrections, firmware upgrades, product enhancements and documentation updates of the MedApps product and services generally made commercially available by MedApps during the Term.

     1.5 "Term" shall have the meaning set forth in Section 10.1.

2. VAR'S RIGHTS, RESPONSIBILITIES AND RESTRICTIONS.

     2.1 Grant of Rights to VAR. Subject to the terms and conditions of this Agreement, MedApps grants VAR a non-exclusive, non-transferable, right during the Term of this Agreement and in the Territory (as defined below) to:
California, Nevada, Arizona and Canada (excluding Quebec)

          A. Perform VAR services for the MedApps Products, other than Development Products;

          B. Act as a marketing representative for the MedApps Products, including the right to market, promote and demonstrate the MedApps Products to the Customer for the purpose of securing orders of the MedApps Products; and

          C.   Train Customer to operate and use the MedApps Products.

     2.2 Restrictions. VAR agrees that:

          A. MedApps shall have the exclusive right to accept or reject Customer orders, provided that MedApps shall provide the basis for any rejected order within three (3) days of receipt of such order;

          B. VAR may not serve as a VAR, or otherwise market, promote or demonstrate MedApps Products to the Customers set forth on Exhibit C (the "House Accounts"), which accounts may change from time to time upon notice in writing by MedApps;

          C. VAR shall not use any marketing or promotional materials (including, without limitation, press releases, quotes, testimonials, sales presentations, posters, and advertisements) other than those materials provided by MedApps unless such materials are pre-approved by MedApps in writing;

          D. MedApps shall include a copy of the current Terms and Conditions inside the HealthPAL devices in shipments to Customers. VAR shall include a copy of current form of the Terms and Conditions in all other samples, demonstration units and evaluation units delivered to Customers;

          E. Except as expressly authorized by MedApps in writing, VAR shall not: (i) modify, materially alter, translate, reverse engineer, decompile, disassemble, create derivative works of MedApps Products or (ii) remove, alter, or cover any copyright notices or other proprietary rights notices in or on the MedApps Products ((i) and (ii) referred to as a "Modification"); and

          F. VAR shall not, and shall not advise any Customer to, use any MedApps Product with any device not approved by the United States Food and Drug Administration (the "FDA").

     2.3 Obligations of MedApps. MedApps shall:

          A. Review Customer orders submitted by VAR within three (3) days and advise VAR whether such order has been accepted or rejected (for the avoidance of doubt, VAR may cure any rejected order and resubmit such order for acceptance or rejection);

          B. Deliver quality MedApps Products in accordance with the terms of accepted orders;

          C. Provide VAR with an updated form of Terms and Conditions and update lists of MedApps Products, Pricing Information and House Accounts;

          D.   Provide VAR with the marketing  materials set forth on Exhibit D;
               and

          E.   Other obligations as provided herein.

     2.4 Territory. VAR's rights under this Agreement shall be limited to areas in the following territory: California, Nevada, Arizona and Canada (excluding Quebec) (the "Territory").

     2.5 Limited Trademark License. During the Term of this Agreement, MedApps grants to VAR a non-exclusive and non-transferable license to use such marks, names, and logos owned by MedApps as the parties may mutually agree upon (the "Trademarks"), solely for the purpose of fulfilling VAR's obligations or exercising VAR's rights under this Agreement. VAR shall not be permitted to sublicense the use of the Trademarks. Prior to any use of MedApps' Trademarks, other than materials which have been provided to VAR by MedApps, VAR shall submit an example of the intended use and a written request for approval, which approval shall not be unreasonably withheld or delayed. VAR's use of MedApps' Trademarks shall conform to MedApps' usage guidelines of such Trademarks, and shall not fall below standard industry practice in any circumstance. VAR agrees that its use of MedApps' Trademarks shall inure to the benefit of and be on behalf of MedApps and that VAR shall not use any confusingly similar mark or logo to MedApps' Trademarks. VAR acknowledges that its utilization of MedApps' Trademarks will not create any right, title or interest in such Trademarks for VAR. VAR shall use MedApps' Trademarks so that each Trademark creates a separate and distinct impression from any other trademark that may be used or affixed to the same materials bearing such Trademarks or used in connection with services provided under the Trademarks.

     2.6 Export. To the extent applicable, VAR will comply with all export laws and restrictions and regulations of the Department of Commerce or other appropriate United States or foreign agency or authority, and not export, or allow the export or re-export of the MedApps Products or any direct product thereof in violation of any such restrictions, laws or regulations. VAR further agrees that it shall not, directly or indirectly, export or re-export any MedApps Products outside of the Territory unless prior written authorization is obtained from MedApps and, if required by applicable law, the United States government. Customer agrees to comply with all applicable laws which must be complied with in order to protect or preserve MedApps proprietary rights to the MedApps Products.

     2.7 Product Forecasts. VAR shall provide MedApps with monthly forecasts for sales of MedApps Products for the following three (3) months on or before the last Thursday of each month. Forecasts shall be provided in the form of Exhibit E.

     2.8 Progress Reports. VAR shall provide MedApps with monthly progress reports of sales of MedApps Products on or before the first Monday of each month. Progress reports shall be provided in the form of Exhibit F.

     2.9 Relationship between Parties. Nothing in this Agreement shall be construed to create an employment or other agency relationship between MedApps and VAR. Under no circumstances shall VAR be authorized to bind MedApps to any agreement with a Customer or other third party.

3. OWNERSHIP.

     3.1 VAR agrees that all rights (including but not limited to intellectual property rights), title and interest in the MedApps Products, and all copies of all or any part thereof, shall remain with MedApps. To the extent that MedApps preapproves any Modification, MedApps shall also own all rights (including but not limited to intellectual property rights), title and interests in and to such Modifications.

     3.2 Nothing in this Agreement shall be construed as limiting in any manner MedApps' marketing, distribution or sales activities or its ability to appoint or license other dealers, resellers, distributors, manufacturers, employees, independent contractors or agents to do the same.

     3.3 VAR shall not have the right to place any lien or encumbrance on MedApps Products.

     3.4 From time to time, MedApps may provide VAR with the use of MedApps' equipment, including, without limitation, computers, monitors, electrical test fixtures, product samples and marketing equipment. Such equipment shall remain the property of MedApps and VAR shall not lend, sell, lease, hypothecate or otherwise dispose of such equipment.

4. PRICING, EXPENSES, CUSTOMER QUOTATIONS AND PAYMENT.

     4.1 Pricing. The price that MedApps Products will be sold to VAR and the minimum price that VAR may quote for MedApps Products to Customers are set forth on Exhibit G. VAR may not offer any MedApps Products at prices lower than the "Standard Price" set forth in Exhibit G without the prior written consent of the MedApps sales manager or MedApps CEO.

     4.2 Quotations. VARs shall provide quotations to customers using Form of Quotation set forth in Exhibit H (each a "Quotation"). All quotations shall include a copy of MedApps Terms and Conditions. Upon the acceptance of a Quotation by a Customer, VAR shall submit the Quotation to MedApps for approval. MedApps will inform VAR of whether it has approved the Quotation within two (2) days.

     4.3 Payment Terms. Unless specific agreements are established in writing between MedApps and VAR, payment by VAR shall be due within thirty (30) days from the date of shipment of the MedApps Product(s) to Customer. MedApps reserves the right to impose a fee of one and one half percent (1.5%) per month on any late payment. In the event it is necessary to commence an action to collect any payment, VAR shall pay the costs thereof, including, but not limited to, attorneys fees, costs and disbursements in accordance with Section 11.7. VAR understands and agrees that its obligation to pay MedApps in accordance with the terms of this Agreement is independent of VAR's ability to collect from any Customer.

     4.4 Expenses. The VAR shall pay its own expenses related to its obligations under this Agreement, including, without limitation, all transportation, hotel, meals, and entertainment expenses.

5. CONFIDENTIALITY AND SECURITY

     5.1 VAR acknowledges and agrees that the MedApps Products are comprised of MedApps' trade secrets and proprietary information, whether or not any portion thereof is or may be copyrighted or patented, and as such the MedApps Products, including all marketing and other materials related to the MedApps Products, are deemed "Confidential Information."

     5.2 VAR shall take commercially reasonable efforts to reproduce and include copyright and proprietary notices on all copies of the Confidential Information in the same form and manner that such copyright and proprietary notices are included on the Confidential Information.

     5.3 VAR agrees not to disclose the Confidential Information to any person or entity, except to employees of VAR to whom such disclosure is necessary to permit VAR to exercise its rights hereunder. VAR shall advise each employee to whom such disclosure is made of the need to maintain the Confidential Information in confidence and shall obtain a signed acknowledgement of the employee's obligations hereunder. VAR and its employees will not disclose or permit disclosure of the Confidential Information to any person not authorized in writing by MedApps to possess the Confidential Information. VAR agrees to maintain the Confidential Information in secure premises and on secure equipment, as applicable, to prevent any unauthorized use or disclosure. Examples of Confidential Information are: MedApps company information (design information, manufacturing information, bill of materials, printed circuit design, firmware, software), Customer information, all MedApps business documentation, Pricing Lists, and Competitor Information.

     5.4 VAR shall give MedApps written notice of any unauthorized disclosure or use of the Confidential Information promptly when VAR learns or becomes aware of it. VAR shall have no confidentiality obligations with respect to any information that was disclosed to the public by MedApps.

     5.6 Since unauthorized disclosure of MedApps Confidential Information will diminish substantially the value of the MedApps Products, MedApps shall be entitled to obtain equitable relief to protect its interest therein, including, but not limited to injunctive relief, as well as money damages.

     5.7 VAR agrees not to issue any press release or public statement of any kind with respect to this Agreement or arrangement with MedApps unless such press release or public statement pre-approved by MedApps in writing.

     5.8 VAR may make only such copies of the MedApps product information as are reasonably necessary for it to exercise its rights hereunder.

6. SETUP, SUPPORT AND TRAINING

     6.1 Receipt and Setup of MedApps Products. The VAR shall make itself available to answer questions (whether in-person or by telephone and/or e-mail) regarding the initial setup, operation and use of any MedApps Product(s) received by a Customer pursuant to a Quotation initiated by VAR. This service shall be provided by VAR free of charge and in a timely manner to the Customer.

     6.2 Support. After support for the initial setup and use is provided by VAR, in response to a request for assistance from the VAR or Customer, MedApps shall provide technical support and warranty coverage for the MedApps Products. Such assistance will be provided free of charge and in a timely manner by e-mail and/or telephone.

     6.3 Training of VAR. MedApps agrees to provide, and VAR agrees to attend, corporate training at MedApps offices in Scottsdale, AZ and further agrees to pay for all transportation, hotel and meals incurred in attending such training. VAR agrees to send each of its sales personnel to such training. If VAR's Territory includes a country outside of the United States whose primary language is not English, MedApps shall provide training in such local language, provided, however, that VAR may provide training in such local language if approved in advance in writing by MedApps. If MedApps approves VAR to conduct such training, MedApps will provide training materials in the local language of such country.

7. WARRANTY AND LIMITATION OF WARRANTY.

     7.1 Warranty. For one year from the date of delivery of the MedApps Product to Customer, MedApps warrants that the product is delivered free of defects in material and workmanship. If during such warranty period, VAR or Customer discovers a defect in the product, VAR or Customer shall immediately notify MedApps and VAR's exclusive remedy shall be, at MedApps' sole discretion, to either repair or replace such product so that it is free of defects of material and workmanship. The VAR shall use the MedApps standard return goods authorization procedure then in place, as described on MedApps' website, to return any defective MedApps Products. MedApps shall be responsible for shipping costs incurred in the return of any MedApps Products, which are verified to be defective. This Section 7.1 sets forth the sole and exclusive warranty under this Agreement.

     7.2 DISCLAIMER OF WARRANTY. THE FOREGOING LIMITED WARRANTY IS THE ONLY EXPRESS WARRANTY MADE TO VAR AND IT IS PROVIDED BY MEDAPPS IN LIEU OF ANY OTHER WARRANTIES OR OTHER OBLIGATIONS (IF ANY) CREATED BY ANY ADVERTISING, DOCUMENTATION, PACKAGING OR OTHER COMMUNICATIONS. EXCEPT AS SET FORTH IN THE LIMITED WARRANTY AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, MEDAPPS HEREBY DISCLAIMS ALL OTHER WARRANTIES FOR THE MEDAPPS PRODUCTS, DOCUMENTATION AND ANY OTHER PRODUCTS AND SERVICES PROVIDED BY MEDAPPS UNDER THIS AGREEMENT AND ANY EXECUTED EXHIBITS HERETO, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE.

     7.3 Avoidance of Warranty. The Limited warranty shall be void if: (a) any modification is made to the medapps products, which has not been previously approved by medapps in writing; or (b) the medapps products are used with or connected to any medical products or devices which have not been approved by the fda.

8. INDEMNITY BY MEDAPPS

     8.1 Subject to the limitations set forth in Sections 8.2 through 8.4, MedApps will defend, indemnify and hold harmless VAR against any claim resulting from (a) the violation by any MedApps Product of the intellectual property rights of a third party, (b) a breach of this Agreement by MedApps, or (c) the gross negligence or willful misconduct of MedApps, and will pay resulting actual costs, damages and reasonable attorneys' fees finally awarded, provided that (x) VAR promptly notifies MedApps of the claim, (y) VAR cooperates with MedApps in the defense and (z) MedApps has sole control of the defense and all related settlement negotiations. However, if the actual costs, damages and reasonable attorneys' fees attributable to a claim of infringement may exceed such limitation of liability, VAR may elect to defend against the claim provided MedApps may fully participate in the defense and settlement of such claims.

     8.2 INSURANCE AND limitations of liability.

          (a) MedApps shall carry product liability insurance with limits of at least $2,000,000. MedApps liability with respect to product liability shall not exceed the total amount of insurance proceeds available under such policy. Neither MedApps, nor its insurer, shall have any obligation to indemnify or defend VAR or pay costs, damages or attorneys' fees for any product liability claim based upon use of a MedApps Product that is not current or has been altered if such infringement would have been avoided by the use of a current, unaltered release of such MedApps Products.

          (b) MEDAPPS' ENTIRE LIABILITY TO VAR OR ANY THIRD PARTY UNDER THIS AGREEMENT FOR CLAIMS, OTHER THAN PRODUCT LIABILITY, SHALL not exceed the total amount paid by VAR to MedApps under this agreement including the failure of any remedy of its essential purpose. In no event, will MEDAPPS be liable to VAR or any third PARTY for any lost profits, incidental, special, exemplary, punitive, indirect or other consequential damages, or for any claim against VAR by any other person or entity, resulting from or arising out of the use of the MedApps ProductS or resulting from or arising out of this Agreement or the Right granted hereunder, even if MedApps knowS or has been advised of the possibility of such damages.

     8.3 If a claim that a MedApps Product infringes upon the intellectual property of a third-party occurs, or in MedApps' opinion is likely to occur, VAR agrees to permit MedApps, at MedApps' option and expense, either to procure for VAR (and its Customers) the right to continue using the MedApps Product or to replace or modify the same with a non-infringing product that provides as nearly as is reasonably possible, under the circumstances, the same capability as before.

     8.4 The foregoing states the entire obligation of MedApps with respect to infringement.

9. INDEMNITY BY VAR

     9.1 Except as provided in Section 8 hereof, VAR shall defend, indemnify and hold harmless MedApps from all claims, costs, damages, judgments and reasonable attorneys' fees resulting from a breach of this Agreement by VAR or the gross negligence or willful misconduct of VAR, provided that (a) MedApps promptly notifies VAR of the claim, (b) VAR has sole control of the defense and related settlement negotiations, and (c) MedApps cooperates with VAR in the defense.

10. TERM AND TERMINATION

     10.1 Term and Termination. The term of this Agreement ("Term") shall be the time from the Effective Date until the earlier of:

          A.   The third anniversary of the Effective Date;

          B. The day that is sixty (60) days after written notice of termination of this Agreement is served by either party for any or no reason;

          C. The day on which either Party provides written notice of termination of this Agreement as a result of the other Party (i) neglecting or failing to perform or observe any of its obligations under this Agreement and failing to correct such breach within thirty (30) days after receiving a written request that it do so, (ii) making any assignment for the benefit of creditors, (iii) not being able to dismiss within thirty (30) days, any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law that is initiated by it, or against it or (iv) ceases to be actively engaged in business; or

          D. The day on which MedApps provides written notice of termination of this Agreement, as a result of a breach of Sections 2, 3 or 5 by VAR, without the need to provide opportunity to cure.

     10.2 Effect of Termination.

          A. Upon expiration or termination of this Agreement, VAR shall return to MedApps or destroy, at MedApps' option, all physical copies of information and documentation related to MedApps Products or MedApps intellectual property. If MedApps elects to have such property returned to it, MedApps shall provide shipping label(s) or otherwise pay all shipping costs. Additionally, VAR shall erase all copies of information and documentation related to MedApps Products or MedApps intellectual property from its computer, electronic, and other storage devices or otherwise destroy all images or electronic copies of information related to the MedApps Products.

          B. Any active orders which include MedApps' products and services will be honored by MedApps for sixty (60) days from the date of notice of termination.

     10.3 Survival. Sections 1, 3, 5, 7, 8, 9, 10.2, 10.3 and 11 hereof shall survive expiration or termination of this Agreement and shall continue in full force and effect thereafter.

11. MISCELLANEOUS

     11.1 Notices. Any notice required or permitted to be given under this Agreement shall be sent to the address of the other party as set forth above or to such address as a party may designate by written notice. The notice will be deemed received (i) upon delivery by hand, (ii) three (3) days after mailing the notice by registered or certified mail with return receipt requested, or (iii) by the date the notice was delivered via overnight courier service requiring signature upon receipt.

     11.2 Waiver and Severability. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or a subsequent breach of the same or a different kind. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

     11.3 Assignment. VAR agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of MedApps which consent will not unreasonably be withheld. Any attempted assignment in violation of the provisions of this Section shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     11.4 Governing Law. This Agreement, and all of its provisions, shall be deemed to have been made in the State of Arizona and the validity, construction, interpretation and enforcement thereof shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflict of law provisions.

     11.5 Arbitration. With the exception of an action primarily seeking injunctive relief set forth in Section 5, any dispute, controversy or claim arising out of or relating to this Agreement, the subject matter thereof, or the breach thereof shall be settled by binding arbitration in Phoenix, Arizona in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association. Judgment made in arbitration may be entered and enforced in a court of competent jurisdiction.

     11.6 Venue. Any judicial action taken by either party against the other in connection with any dispute or arbitration under this Agreement shall be brought solely in Phoenix, Arizona in a State court having jurisdiction of the subject matter of the action, however, if there are claims for which there is exclusive Federal jurisdiction, such claims shall be brought in Phoenix, Arizona in a Federal Court; unless jurisdiction cannot there be obtained over, or venue is not there proper as to, an indispensable third party. Both parties expressly consent to the exercise of jurisdiction over them in the jurisdictions set forth in the previous sentence, as appropriate, by any court of competent jurisdiction and waive any rights they may have to have the action tried or determined in a different venue.

     11.7 Attorneys' Fees. The prevailing party in any arbitration or judicial action brought to enforce or interpret this Agreement or for relief for its breach shall be entitled to recover its reasonable attorney's fees therein incurred.

     11.8 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the matters set forth herein, supersedes any other oral or written agreements or communications relating thereto, shall alone be binding, and may be amended only by a writing executed by both parties. No provision appearing on any purchase order, quotation form, or other form originated by either party shall be applicable unless such provision is expressly accepted in writing by both parties.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

MEDAPPS, INC.                               CYTTA CORP.


By: /s/ Kent Dicks                           By: /s/ Gary Campbell
    ----------------------------                 -------------------------------
Name: Kent Dicks                             Name: Gary Campbell
Title: President                             Title: President, Director


                                             By: /s/ Karl Harz
                                                 -------------------------------
                                             Name: Karl Harz
                                             Title: Vice President, Director

                                    EXHIBIT A
                        MEDAPPS MOBILE HEALTH MONITORING
                     STANDARD TERMS AND CONDITIONS FOR USERS

ABOUT MEDAPPS(R) TERMS AND CONDITIONS
Permission to use MedApps' products, services and applications shall be conditioned on the users acknowledgement that he/she understands and agrees to the MedApps, Inc.'s ("MedApps") Standard Terms and Conditions, as described herein. If the Terms and Conditions are not understood and agreed to, users will not be permitted to use MedApps products or services. An current version, in electronic form, of these Terms and Conditions can be viewed at www.medapps.net/T&Cs.

Acceptance of these Terms and Conditions is confirmed by "Agreeing" and / or "Accepting" these Terms, User Agrees to these Terms and Conditions by selecting the "Accept" button on the HealthPAL, and by selecting "Agree" when registering in HealthCOM. These selections of agreements are part of the MedApps System comprising products, services, and applications.

MEDAPPS(R) PRODUCT & SERVICES USAGE
The MedApps System, which includes all MedApps products, services, applications such as HealthPAL(TM) and HealthCOM(TM) as well as the MedApps website, MedApps web-based portals and related content including text, graphics and images, is only intended to be used to transmit and report biometric data. These products, services and applications are not intended to, and do not, replace professional diagnoses or medical treatment in any way.

MEDICAL DIAGNOSIS AND EMERGENCY
The MedApps System is not intended for emergency use or time critical monitoring. The MedApps System makes non-critical health data available for monitoring by clinicians, and is not meant to substitute for, or replace the direction of a healthcare professional. Users of the MedApps System should always receive consultation regarding their condition(s) and related product usage from a medical practitioner. Users should always seek the advice of their physician or other qualified health providers with any questions they may have regarding a medical condition. If users think they may have a medical emergency, they should contact emergency personnel or a physician immediately. Users should never disregard professional medical diagnoses or advice, or delay seeking medical treatment based on information or content obtained using the MedApps System, including websites operated by and / or linked to MedApps, Inc. Users of the MedApps System do so, solely at their own risk.

SENSITIVE INFORMATION
Parts of the MedApps' System, may contain medical / health related content or links to content which certain individuals may be uncomfortable with, consider offensive or find otherwise sensitive. MedApps has no control over and accepts no responsibility for such material.

PRIVACY OF MINORS
MedApps is committed to protecting the privacy of minors, children and all persons who are not granted legal adult rights applicable to their state or country of residence. The MedApps System is not for use by children without the supervision and approval by their parent or legal guardian. MedApps does not knowingly collect personally identifiable information from children without the express written consent of their parent or legal guardian.

HIPAA COMPLIANCE
All data collected in the MedApps System is transmitted, stored and reported in a HIPAA compliant manner. MedApps utilizes industry standard security features including 128-bit encryption, and Secure Socket Layer (SSL) Connection. The transmission of measurements of this device to a receiving hub complies with all Administrative Simplification provisions of The Health Insurance Portability and Accountability Act of 1996 (HIPAA Title II) required by The Department of Health and Human Services to establish national standards for electronic healthcare transactions and national identifiers for providers, health plans, and employers
- and addresses the security and privacy of health data. Information regarding HIPAA compliance is contained in a HIPAA Business Associate Agreement between MedApps and the healthcare provider service. For specific HIPAA related information, users should contact their healthcare provider service. All use of the MedApps System in conjunction with electronic health records must meet HIPAA requirements for compliance.

All personal medical data stored, reported and used outside of MedApps' dominion and control is the responsibility of the outside entities and MedApps has no liability and assumes no obligation for any use or misuse of such data.

COLLECTED DATA FROM ACCESSORY METERS
The MedApps System receives and transmits biometric data from a variety of accessory metering devices. MedApps has no liability and assumes no obligation for the accuracy or proper function of such metering devices. MedApps is not liable for the use or misuse of any information accessed within the MedApps System from these metering devices.

TRANSFER OF MEDAPPS(R) PRODUCT AND SERVICES
 As the MedApps System is specifically designed and coded for individual use to meet HIPAA compliance, no MedApps products, services or applications may be used by, shared, transferred or assigned to a third party without prior express written consent from MedApps, Inc.

MODIFICATION OF MEDAPPS SYSTEM
Except as expressly authorized by MedApps in writing, user shall not, and shall not permit any third-party to: (i) modify, materially alter, translate, reverse engineer, decompile, disassemble, create derivative works of the MedApps System or (ii) remove, alter, or cover any copyright notices or other proprietary rights notices in or on the MedApps System ((i) and (ii) referred to as a "Modification"). To the extent that MedApps preapproves any Modification, MedApps shall retain all rights (including but not limited to intellectual property rights), title and interests in and to such Modifications.

CLAIMS, WARRANTY AND DAMAGES
MedApps warrants product performance for one year from the date the product becomes operable after installation, except that such warranty shall be null and void in the event of: (1) misuse, (2) use for which the product was not intended, (3) negligent use or use in breach of these Terms and Conditions, (4) impact damage and (5) use with any device not approved by the United States Food and Drug Administration.

MedApps liability shall be limited to the price charged by MedApps for the MedApps System and MedApps is not responsible for any direct or consequential damages exceeding such price, regardless of whether such damages arise from the direct or indirect use or misuse of the MedApps System, nor shall MedApps be liable for punitive damages. MedApps warranties are not transferable to or for the benefit of any third party.

LIMITATIONS OF LIABILITY AND WARRANTY OF MEDAPPS
Use of the MedApps System, products, services, and applications is done so strictly at the risk of the user.

When using the MedApps System, information will be transmitted over a medium which is beyond the control and jurisdiction of MedApps. Accordingly, MedApps assumes no liability for or relating to the delay, failure, interruption or corruption of any data or other information transmitted in connection with use of the MedApps System.

The MedApps System and the content are provided on an "as is" basis. MedApps, its VARs, and its suppliers, disclaim all warranties, express or implied, statutory or otherwise, including but not limited to the implied warranties of merchantability, non-infringement of third parties' rights, and fitness for particular purpose, to the fullest extent permitted by law. Specifically MedApps, its VARs and its suppliers make no representations or warranties about the following:
accuracy, reliability, completeness or timeliness of all content, software, text, graphics, links, or communications provided through the MedApps System.

FORCE MAJEURE
MedApps, Inc. shall not be liable for delays in delivery of products or services caused by circumstances beyond control of MedApps or its representatives, including, but not limited to, `acts of God', inclement weather, tornados, earthquakes, epidemics, blackouts, power failure, fire, explosions, floods, hurricanes, strikes, work stoppages, labor, component or material shortages, slow-downs, industrial disputes, sabotage, acts of war or terrorism, destruction of production facilities, riots and acts of civil disturbance.

JURISDICTION FOR DISPUTE
It is expressly agreed that exclusive jurisdiction for any dispute with MedApps, Inc. relating to the use of the MedApps System resides in the courts of the State of Arizona, and it is further agreed and expressly consented to the exercise of personal jurisdiction in the courts of the State of Arizona in connection with any such dispute including any claim involving MedApps or its affiliates, subsidiaries, employees, representatives, contractors, officers, directors, telecommunication providers and content providers.

SUBSTANTIVE LAWS
These Terms and Conditions are governed by the internal substantive laws of the State of Arizona without respect to its conflict of laws principles. If any provision of these Terms and Conditions is found to be invalid by any court having competent jurisdiction, the invalidity of such provisions shall not affect the validity of the remaining provisions of these Terms and Conditions, which shall remain in full force and effect. No waiver of any of these Terms and Conditions shall be deemed a further or continuing waiver of such term or condition or any other term or condition.

NOTICES OR COMMUNICATION
Any notices or communications of any nature should be directed to MedApps at:

USE OF CONTENT
MedApps, Inc. authorizes users to view or download single electronic copies of applicable material regarding the MedApps System solely for personal, noncommercial use, and should include the appropriate copyright notices (e.g.
"Copyright (C) 2006 - 2010 MedApps, Inc. All rights reserved" and any other copyright and proprietary rights or notices that may have been contained in the described content. Any special rules for the use of certain software and other items provided within the MedApps System may be included elsewhere within the MedApps System and are incorporated into these Terms and Conditions by reference. User may make only such copies of the MedApps product information as are reasonably necessary for it to exercise its rights hereunder.

The content related ot the MedApps System, including, without limitation, all content on the MedApps website, is protected by copyright under United States and foreign laws. Title to the Content remains with MedApps. Any use of the Content not expressly permitted by these Terms and Conditions is a breach of these Terms and Conditions and may violate copyright, trademark, and other laws. Content and features are subject to change or termination without notice in the editorial discretion of MedApps. All rights not expressly granted herein are reserved to MedApps and its VAR. If you violate any of these Terms and Conditions, your permission to use the Content automatically terminates and you must immediately destroy any copies you have made of any portion of the Content.

USER SUBMISSIONS
Users of the MedApps System agree that they will not use the MedApps System to upload or transmit any communications or content of any type that infringe or violate any rights of any party.

ADVERTISEMENTS AND LINKS TO OTHER SITES
MedApps does not endorse the content on any third party websites. MedApps is not responsible for the content of linked third-party sites, sites framed within the MedApps System or third party advertisements, and does not make any representations regarding their content or accuracy. Your use of third-party websites is at your own risk and is subject to the terms and conditions of use for the specific site(s) you are using. MedApps does not endorse any products and services advertised within the MedApps System, products, services, and applications.

INDEMNITY
User agrees to defend, indemnify and hold MedApps, its officers, directors, employees, agents, VAR and Suppliers harmless from and against any claims, actions or demands, liabilities and settlements including without limitation, reasonable legal and accounting fees, resulting from, or alleged to result from, your violation of these Terms and Conditions.

USE OUTSIDE THE UNITED STATES
The MedApps System is owned and operated by MedApps, Inc.. MedApps makes no claims that content in the MedApps System is appropriate or legal to be downloaded outside of the United States without proper approval and MedApps is not responsible for distribution or access to content in foreign countries. Access to the MedApps System products, services, and applications from outside of the United States, is done so implicitly and solely at risk of the user and MedApps is not responsible for compliance with the laws and jurisdiction of foreign entities. The following provisions survive the expiration or termination of these Terms and Conditions for any reason whatsoever, and may include:
Liability, User Submissions, Indemnity, Jurisdiction, and Complete Agreement.

PARTIAL INVALIDITY
Whenever possible, each term or provision of the Terms and Conditions shall be interpreted in such a manner as to be effective and valid under applicable law. If a term or provision shall be held invalid or partially invalid under applicable law, this shall not affect the validity of the remainder thereof or any other term or provision of these Terms and Conditions, as a whole.

NO ASSIGNMENT; BINDING EFFECT
These Terms and Conditions shall be binding on the parties and their respective successors and permitted assigns. Neither party shall assign, transfer or delegate, in whole or in part, these Terms and Conditions, or any rights, duties or obligations thereunder, without the prior written consent of the other party. Any attempted or purported assignment, transfer or delegation without such consent shall be null, void and of no effect.

REVISIONS TO TERMS AND CONDITIONS
MedApps may revise and update these Terms and Conditions at anytime. Such updates shall be posted on the MedApps website at: www. MedApps.net/T&Cs. User's continued use of the MedApps System following such update shall constitute implied consent and acceptance of the updated Terms and Conditions.

COMPLETE AGREEMENT
Except as expressly provided in a particular "legal notice" within MedApps System, these Terms and Conditions constitute the entire agreement between MedApps and the user with respect to the use of the MedApps System. In the event of any inconsistencies between any subsequent agreements between the user and MedApps, including but not limited to pre-printed forms and purchase orders, these Terms and Conditions shall govern.

Use of Electronic / Personal Health Records (EPIC / MyChart(TM)) and online medical records services (e.g. Microsoft HealthVault, (TM) Google Health(TM), etc.) may be subject to privacy policies and terms and conditions of use contained on their respective websites.